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                                                                    EXHIBIT 10.2

                       FIRST AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------

         This First Amendment to Office Lease (the "Amendment") is made as of the 30th day of April, 1997, by and between ARBORS ASSOCIATES, LTD., a Florida limited partnership (the "Landlord") and ORIOLE HOMES CORP., a Florida corporation (the "Tenant").

                                    RECITALS
                                    --------

         I. Landlord and Tenant entered into that certain Office Lease dated May 10, 1991 (the "Lease") with respect to office space at 1690 South Congress Avenue, Delray Beach, Florida.

         II. Landlord and Tenant are desirous of amending and modifying the Lease on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained in this Amendment and other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the parties to this Amendment, intending to be legally bound, agree to amend the Lease as follows:

         I . Incorporation of Recitals. The parties warrant and represent that the foregoing recitals are accurate and correct and incorporate them in this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings given to such terms in the Lease, unless otherwise specifically indicated or unless the context clearly indicates to the contrary.

         2. The Term is extended for an additional sixty (60) calendar months, commencing January 1, 1998, and expiring December 31, 2002. "Extension Term", as used in this Amendment, shall mean the sixty (60) month Lease Term commencing January 1, 1998.

         3. Deletion Space Commencement Date. The "Deletion Space Commencement Date" is August 31, 1997.

         4. Deletion of Space. (a) Effective upon the Deletion Space Commencement Date, the space delineated on EXHIBIT "A" attached to this Amendment and made a part of this Amendment (the "Deletion Space") shall be deleted from the Premises. The Rentable Area of the Deletion Space is 2,832 rentable square feet and the Rentable Area of the Premises after deletion of the Deletion Space is 19,655 rentable square feet (the "Remaining Space"). These square footage amounts constitute a material part of the economic basis of this Amendment and the Lease and the consideration to Landlord in entering into this Amendment and shall not be adjusted without the mutual agreement of Landlord and Tenant. From and after the Deletion Space Commencement Date,


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whenever the term Premises is used in the Lease,  or this  Amendment,  such term shall refer to the remaining 19,655 rentable square feet of space.

         (b) On or prior to the Deletion Space Commencement Date, Tenant shall vacate the Deletion Space and surrender possession of the Deletion Space to Landlord in accordance with the provisions of the Lease, as if the Deletion Space Commencement Date was the original expiration date of the Lease Term as to the Deletion Space, and Tenant shall execute any documents reasonably required by Landlord in connection with the deletion. Tenant shall deliver exclusive possession of the Deletion Space to Landlord: (i) broom clean and vacant of any and all of the Tenant Property; (ii) with the construction of the demising walls substantially completed; and (iii), with all building systems (such as HVAC, electrical, and plumbing) and utilities fully installed so that they service both the Deletion Space and the Remaining Space.

         (c) Tenant shall separate the Deletion Space from the Remaining Space, by, including, but not limited to, installing demising walls and separating all building systems and utilities servicing the Premises so that both the Remaining Space and the Deletion Space are separately usable as independent premises. All other provisions of the Lease shall be deemed to be appropriately modified to reflect the deletion of the Deletion Space from the Premises. Otherwise, the Remaining Space shall continue to be leased pursuant to all the applicable terms, covenants, and conditions of the Lease.

         5. Tenant Improvements. (a) Tenant is currently in possession of the Premises, is fully familiar with the physical condition of the Premises, and shall accept the Premises for the Extension Term in its existing "as is," "where is," and "with all faults" condition, subject to Landlord's maintenance and repair obligations as set forth in the Lease.

         (b) Tenant shall, at its sole cost and expense, perform all work necessary or desirable in connection with the deletion of the Deletion Space from the Premises and Tenants continuing occupancy of the Remaining Space (the "Tenant Improvements"). Within twenty-one (21) days after the date of this Amendment, Tenant shall furnish to Landlord, for Landlord's written approval, a permit set (final construction drawings) of plans and specifications for the Tenant Improvements (the "Plans"). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings.

         (c) The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The architect and engineer will be subject to Landlord's approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them, in Landlord's sole discretion, within five (5) business days of receipt. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten (10) days following receipt


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of Landlord's  disapproval of them. The approval by Landlord of the Plans or the supervision by Landlord of any work performed an behalf of Tenant shall not: (i) imply Landlord's approval of the Plans as to quality of design or fitness of any material or device used; (ii) imply that the Plans and specifications are in compliance with any codes or other requirements of governmental authority (it being agreed that such compliance is solely Tenants responsibility); or (iii) impose any liability on Landlord to Tenant or any third party. The Tenant Improvements shall be constructed by a general contractor selected and paid by Tenant. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Tenant Improvements to be completed promptly and with due diligence. The Tenant Improvements shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials. All such work shall be done in compliance with all other applicable provisions of the Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises. Prior to the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and workers compensation insurance complying with the requirements set forth in the Insurance section of the Lease. Any damage to any part of the Building which occurs as a result of the Tenant Improvements shall be promptly repaired by Tenant.

         d) Tenant shall also insure compliance with the following requirements concerning construction:

                  i. Tenant and all construction personnel shall abide by Landlord's reasonable job site rules and regulations and fully cooperate with Landlord's construction representatives in coordinating all construction activities in the Building, including, but not limited to, reasonable rules and regulations concerning working hours, parking, and use of the construction elevator.

                  ii. All transportation of construction materials shall be on the padded construction elevator only.

                  iii. Tenant shall be responsible for cleaning up any refuse or other materials left behind by construction personnel at the end of each work day.

                  iv. Tenant shall deliver to Landlord all forms of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Premises are ready for occupancy, including, but not limited to, a final, unconditional certificate of occupancy.

                  v. Upon completion of the Tenant Improvements, Tenant's general contractor shall review the Premises with Landlord and Tenant.



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         6. Fixed  Annual  Rent.  The Fixed  Annual  Rent  (stated  monthly  and excluding sales tax) during the Extension Term shall be:


              PERIOD     RATE PER SQUARE FOOT     MONTHLY RENT
              ------     --------------------     ------------
01/01/98 - 12/31/98           $ 9.50              $15,560.21
01/01/99 - 12/31/99           $ 9.98              $16,346.41
01/01/00 - 12/31/00           $10.48              $17,165.37
01/01/01 - 12/31/01           $11.00              $18,017.08
01/01/02 - 12/31/02           $11.55              $18,917.94

         7.  Tenant's  Proportionate  Share.   Throughout  die  Extension  Term,
Tenant's Proportionate Share of Operating Costs shall be Twenty-Nine and Twelve One Hundredths percent (29.120%).

         8. Operating Expenses. Tenant's cap on "controllable" Operating Costs provided in Section 9.D. of the Lease is deleted from the Lease.

         9. Option to Renew. Exhibit "G" shall be deleted in its entirety and replaced with the following:

                  A. Tenant shall have the option to extend the Term for an additional period of sixty (60) months, with respect to the Premises then being demised under the Lease upon the same terms and conditions as provided in the Lease (unless hereafter changed or modified by a mutual agreement in writing), except that, for the extended term:

                           (1) upon  exercise of this option to extend the Term,
the Lease, as extended, shall not contain any further option to extend as provided in this paragraph;

                           (2) the Fixed  Annual  Rent  shall be  determined  in
accordance with Subparagraphs C and D, but in no event shall it be less the Fixed Annual Rent payable with respect to the twelve (12) month period immediately preceding the expiration of the original term of the Lease; and

                           (3) Landlord  shall have no obligation to perform any
alteration or preparatory or other work in and to the then demised Premises and Tenant shall take or continue possession thereof in its "as is" condition.

                  B. The exercise of the option set forth in this paragraph shall only be effective upon, and in strict compliance with, the following terms and conditions:

                           (1) Written  notice of such election (the  "Extension
Notice") shall be given by Tenant to Landlord not later than nine (9) months prior to the expiration date of the initial term


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of the Lease.  Time shall be of the essence in  connection  with the exercise of any election by Tenant under this paragraph.

                           (2) At the time of  Tenant  giving  Landlord  written
notice of its election to extend the Term and upon the expiration of the initial term, the Lease shall be in full force and effect and Tenant shall not be in default under any of the terms, covenants, and conditions of the Lease beyond any applicable grace period.

                           (3) No portion of the Premises is sublet to anyone at
the expiration date of the initial Term of the Lease.

                           (4) The Lease has not been  assigned by Tenant at the
expiration date of the initial Term of the Lease.


                  C. The Fixed Annual Rent, exclusive of any sales and use taxes, shall be a sum equal to the fair and reasonable market rental value of the Premises for such extended term, taking into account the rentals at which leases are being concluded for comparable space in the Building Project and in comparable buildings in the Delray Beach/Boca Raton, Florida area at such time and for such a term and taking into account the terms and conditions of the Lease (the "Fair Market Rental Value" or the "Value").

                           (1)  Within  thirty  (30) days  after  receipt of the
Extension Notice, Landlord shall advise Tenant of the applicable Fixed Annual Rent for the extended term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Fixed Annual Rent for the extended term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination of the Fair Market Rental Value, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenants election of the option to extend the Lease shall, at Landlord's option, be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an Amendment to the Lease extending the Term in accordance with the terms and conditions of this paragraph.

                           (2) If  Tenant  provides  Landlord  with a  Rejection
Notice, Landlord and Tenant shall work together in good faith to agree upon the Fair Market Rental Value for the Premises during the extended term. Upon agreement, Landlord and Tenant shall enter into an Amendment to the Lease extending the Term in accordance with the terms and conditions of this paragraph.




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                           (3) If Landlord and Tenant  cannot agree on the Value
within thirty (30) days after receipt of the Rejection Notice, Tenant shall have the option to withdraw its election to extend the Term by giving Landlord written notice of such withdrawal within ten (10) days after the expiration of such thirty (30) day period. If Tenant elects to withdraw its election to extend, Tenants right to extend the Term shall be null and void and of no further force and effect.

                           (4) If Landlord and Tenant  cannot agree on the Value
within thirty (30) days after receipt of the Rejection Notice and, in addition, Tenant does not elect to withdraw its election to extend the Term, Landlord and Tenant, within twenty (20) days after the expiration of the thirty (30) day period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Value (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five (105%) percent of the lower of such Estimates, then the Fair Market Rental Value shall be the average cf the two Estimates. If the higher of such Estimates is more than one hundred five (105%) percent of the lower of such Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select an MAN appraiser with experience in commercial real estate activities, including at least ten (10) years experience in appraising office space in the local area in which the Building Project is located. Upon selection, Landlord's ind Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Value. The estimate that is selected by such appraisers shall be binding upon both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes of this section. If the two (2) appraisers cannot agree upon which of the two (2) Estimates most closely reflects the Value within twenty (20) days after their appointment, then, within ten (10) days after the expiration of the twenty (20) period, the two (2) appraisers shall select a third appraiser meeting the criteria stated above. Once the third appraiser has been selected, then, as soon thereafter as practical but in any case within fourteen (14) days, the third appraiser shall make his determination as to which of the Estimates most closely reflects the Fair Market Rental Value. The determination by the third appraiser shall be rendered in writing to both the Landlord and Tenant and shall be final and binding upon them. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the cost of the third appraiser and of any experts retained by the third appraiser. Any fees of any counsel or experts engaged directly by Landlord or Tenant, including the appraisers selected by Landlord and Tenant, however, shall be borne by the party retaining such counsel or expert.

                           (5) Upon a determination of the Value pursuant to the
preceding procedure, Landlord and Tenant shall enter into an Amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this paragraph.

                           (6) If at the date of  commencement  of the  extended
term, the Fixed Annual Rent shall not have been determined, then, pending such determination, Tenant shall pay to Landlord Fixed Annual Rent at a sum equal to
(i) the Fixed Annual Rent payable for the immediately preceding twelve (12) month period plus (ii) thirty-three (33%) percent thereof (the "Temporary Rate"). After a determination of Fixed Annual Rent is made (x) if such rate is greater



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than the Temporary  Rate,  Tenant shall  promptly pay to Landlord the difference between the rent theretofore paid at the Temporary Rate and the greater rate, as determined or (y) if such rate is less than the Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent theretofore paid at the Temporary Rate and the lesser rate, as determined.

                  D. The Fixed Annual Rent payable for the second year and all subsequent years of the extension period shall be calculated by multiplying the Fixed Annual Rent payable for the immediately preceding year by one hundred and five (105%) percent, with each such adjustment in Fixed Annual Rent being effective as of the anniversary date of the Commencement Date occurring in the applicable year.

         10. First Opportunity - Expansion of Premises. Section 54 of the Lease is deleted.

         11. Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. Landlord and Tenant each certify that each has no offsets, defenses, or-claims with respect to its obligations under the Lease. All future references to the Lease shall mean the Lease as modified by this Amendment.

         12.  Tenant's  Representations.   Tenant  represents  and  warrants  as
follows:

                  (a) Tenant is duly organized, validly existing, and in good standing under the laws of the state of Florida.

                  (b) Tenant has full power to execute, deliver, and perform its obligations under this Amendment.

                  (c) The execution and delivery of this Amendment, and the performance by Tenant of its obligations under this Amendment, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any provisions of Tenant's Articles of Incorporation or By-laws or any other agreement binding on Tenant.

                  (d) The individual executing this Amendment on behalf of Tenant has authority to do so.

                  (e) The scroll seal set forth immediately below the signature of the individual executing this Amendment on Tenants behalf has been adopted by the corporation as its seal for the purpose of execution of this Amendment and such seal has been affixed to this Amendment as the seal of the corporation and not as the personal or private seal of the officer executing this Amendment on behalf of the corporation.

         12. Landlord's Representation. The scroll seal set forth immediately below the signature of the individual signing this Amendment on Landlord's behalf has been adopted by the corporation as its seal for the purpose of execution of this Amendment and such seal has been affixed to this



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Amendment as the seal of the corporation and not as the personal or private seal of the officer executing this Amendment on behalf of the corporation.

         13. Binding on Landlord. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed it and delivered it to Tenant.

         14. Broker. Landlord and Tenant represent and warrant that they have neither consulted nor negotiated with any broker or finder with respect to this Amendment. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with this Amendment including attorneys' fees incurred in connection with the defense of any such claim.

         15. Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment, their legal representatives, successors, and permitted assigns.

         16. Amendment. This Amendment may not be changed, modified, or discharged in whole or in part except by an agreement in writing signed by both parties to this Amendment.

         17. Construction of Language. This Amendment has been negotiated at "at arm's length" by and between Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Amendment. Therefore, this Amendment shall not be more strictly construed against either party by reason of the fact that one Party may have drafted any or all of the provisions of this Amendment.




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         IN WITNESS  WHEREOF,  Landlord and Tenant have duly executed this First
Amendment to Lease Agreement as of the date first above stated.

WITNESSES:                                  LANDLORD:

 /s/ Laura M. Vickers         ARBORS ASSOCIATES, LTD.,
                              a Florida limited partnership
 LAURA M. VICKERS
Print or type name            By:   BFC/ARBOR ASSOCIATES, LTD.,
                              Florida limited partnership, general partner

                              By:   BFC/ARBOR ASSOCIATES, INC.,
                              a Florida corporation, general partner

 /s/ Beverly Lamb             By: /s/ Drew P. Cunningham
                              Drew P. Cunningham,
 BEVERLY LAMB                 Vice President
Print or type name
                                   (CORPORATE SEAL)


                              TENANT:

 /s/ Jeannette Calderone      ORIOLE HOMES CORP.,
                              a Florida corporation
 JEANNETTE CALDERONE
Print or type name

 /s/ Lynne Jentis             By: /s/ Richard D. Levy
Print or type name
                              Its:        CEO

                              (CORPORATE SEAL)






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